SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 3, 2016

 MACQUARIE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 3, 2016, Macquarie Infrastructure Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Macquarie Infrastructure Management (USA) Inc., as selling shareholder (the “Selling Shareholder”), and Barclays Capital Inc., as underwriter (the “Underwriter”), pursuant to which the Selling Shareholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth therein, 2,870,000 shares of the common stock, par value $0.001 per share, of the Company (the “Shares”) at a price of $81.48 per Share. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder. The sale of the Shares pursuant to the Underwriting Agreement is expected to close on or about November 9, 2016, subject to the satisfaction of customary closing conditions.

The Shares were registered under the Company’s registration statement (No. 333-210615) on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 5, 2016.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

1.1	Underwriting Agreement, dated November 3, 2016, by and among Macquarie Infrastructure Corporation, Macquarie Infrastructure Management (USA) Inc. and Barclays Capital Inc.

5.1	Opinion of White & Case LLP.

23.1	Consent of White & Case LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  November 8, 2016

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement, dated November 3, 2016, by and among Macquarie Infrastructure Corporation, Macquarie Infrastructure Management (USA) Inc. and Barclays Capital Inc.

5.1	Opinion of White & Case LLP.

23.1	Consent of White & Case LLP (included as part of its opinion filed as Exhibit 5.1 hereto).